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                                                                    EXHIBIT 4.4

                                                              EXECUTION VERSION

                             SUPPLEMENTAL INDENTURE


         This Supplemental Indenture, dated as of September 25, 2003 (the "Supplemental Indenture"), is made by and between Majestic Investor Holdings, LLC and Majestic Investor Capital Corp. (collectively, the "Company") and The Bank of New York (the "Trustee").

                                   BACKGROUND

         A. The Company and the Trustee are parties to that certain Indenture, dated December 6, 2001 (the "Indenture").

         B. Section 9.2 of the Indenture provides, among other things, that, except as otherwise provided in the Indenture, upon the request of the Company accompanied by a resolution of the Board of Directors of the Company (such terms and all other capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Indenture), the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding.

         C. The Company has offered to purchase all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Solicitation of Consents, dated August 25, 2003, and the accompanying Letter of Transmittal, as the same may be further amended, supplemented or modified (the "Statement").

         D. The Offer is conditioned upon, among other things, the execution of this Supplemental Indenture implementing the Proposed Amendments (as defined in the Statement) following the receipt of the Requisite Consents (as defined in the Statement), and the Company has received the Requisite Consents.

         E. This Supplemental Indenture shall only be effective if all of the conditions set forth in the Statement have been satisfied or waived.

         F. The Board of Directors or Manager (as applicable) of the Company has duly authorized this Supplemental Indenture.

                                   AGREEMENTS

         NOW THEREFORE, the parties hereto hereby agree as follows:

         1. Amendments to the Indenture. Pursuant to the terms of the Statement and having received the Requisite Consents (as defined in the Statement), the Indenture is hereby amended as follows:

                  (a) Delete the following sections in their entirety and, in the case of each such section, insert in lieu thereof the phrase ["Intentionally Omitted"]; and any and all references to such sections, any and all obligations thereunder and any event of default related solely to the

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following sections are hereby deleted throughout the Indenture; and such sections and references shall be of no further force or effect; and all definitions in the Indenture that are used exclusively in the sections and clauses deleted pursuant to this Section 1 are hereby deleted:

                           (i)     Section 4.3 of the Indenture (Reports);

                           (ii) Section 4.4 of the Indenture (Compliance Certificate);

                           (iii)   Section 4.5 of the Indenture (Taxes);

                           (iv) Section 4.6 of the Indenture (Stay, Extension and Usury Laws);

                           (v) Section 4.7 of the Indenture (Limitation on Restricted Payments);

                           (vi) Section 4.8 of the Indenture (Limitation on Restrictions on Subsidiary Dividends);

                           (vii) Section 4.9 of the Indenture (Limitation on Incurrence of Indebtedness);

                           (viii) Section 4.10 of the Indenture (Limitation on Asset Sales);

                           (ix) Section 4.11 of the Indenture (Limitation on Transactions with Affiliates);

                           (x) Section 4.12 of the Indenture (Limitation on Liens);

                           (xi)    Section 4.13 of the Indenture (Existence);

                           (xii) Section 4.14 of the Indenture (Repurchase upon a Change of Control);

                           (xiii) Section 4.15 of the Indenture (Maintenance of Properties);

                           (xiv) Section 4.16 of the Indenture (Maintenance of Insurance);

                           (xv) Section 4.17 (Restrictions on Sale and Issuance of Subsidiary Stock);

                           (xvi)   Section 4.18 of the Indenture (Line of
                                   Business);

                           (xvii) Section 4.19 of the Indenture (Restrictions on Activities of Capital);

                           (xviii) Subsections (ii) through and including (vii)
                                   of Section 8.4 (Conditions to Legal
                                   Defeasance or Covenant Defeasance);

                           (xix)   Section 10.1 (Collateral Documents);


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                           (xx)    Section 10.2 (Opinions);

                           (xxi)   Section 10.3 (Release of Collateral);

                           (xxii)  Section 10.4 (Certificates of the Issuers);

                           (xxiii) Section 10.5 (Authorization of Action to be
                                   Taken by the Trustee Under the Security
                                   Documents);

                           (xxiv) Section 10.6 (Authorization of Receipt of Funds by the Trustee Under the Security Documents);

                           (xxv) Section 10.7 (Authorization of Receipt of Funds by the Trustee under the Security Documents);

                           (xxvi)  Section 10.8 (Subsidiary Guarantee);

                           (xxvii) Section 10.9 (Execution and Delivery of
                                   Subsidiary Guarantee);

                           (xxviii) Section 10.10 (Limitation on Subsidiary
                                   Guarantor's Liability);

                           (xxix) Section 10.11 (Rights under the Subsidiary Guarantee);

                           (xxx)   Section 10.12 (Primary Obligations);

                           (xxxi)  Section 10.13 (Guarantee by Subsidiary); and

                           (xxxii) Section 10.14 (Release of Subsidiary
                                   Guarantors).


         2. Effect on Indenture.

                  (a) On and after the effective date of this Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof" or "herein" and other similar references shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture, unless the context otherwise requires.

                  (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         3. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to the principles of conflicts of law.

         4. Headings. The headings of sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms of provisions hereof.




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         5. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effective Date. This Supplemental Indenture shall become effective as of the date hereof, but shall become operative on and after the Company has delivered to the Trustee an Officers' Certificate accepting the Notes tendered pursuant to the Offer.

         7. Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or of the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the "TIA"), as in force on the date hereof, the provisions required by the TIA shall control.

         8. No Representations. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.







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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first written above.


                         MAJESTIC INVESTOR HOLDINGS, LLC

                         By:  BARDEN DEVELOPMENT, INC.



                              By:
                                 --------------------------------------

                              Its:
                                  -------------------------------------



                         MAJESTIC INVESTOR CAPITAL CORP.



                         By:
                            -------------------------------------------

                         Its:
                             ------------------------------------------



                         THE BANK OF NEW YORK, as Trustee



                         By:
                            -------------------------------------------

                         Its:
                             ------------------------------------------








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